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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Annual Report (Form 10-K) of Gilead Sciences, Inc. of our report dated January 24, 1997, included in the 1996 Annual Report to Stockholders of Gilead Sciences, Inc. for the year ended December 31, 1996.

    We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-46058) pertaining to the Gilead Sciences, Inc. 1987 Incentive Stock Option Plan, 1987 Supplemental Stock Option Plan, 1991 Stock Option Plan, Employee Stock Purchase Plan, Officer, Director and Key Employee Nonqualified Stock Options, the Registration Statement (Form S-8 No. 33-62060) pertaining to Gilead Sciences, Inc. 1991 Stock Option Plan, and the Registration Statement (Form S-8 No. 33-81670) pertaining to Gilead Sciences, Inc. Employee Stock Purchase Plan, of our report dated January 24, 1997, with respect to the consolidated financial statements incorporated by reference in the Annual Report (Form 10-K) of Gilead Sciences, Inc. for the year ended December 31, 1996.

                                          ERNST & YOUNG LLP

Palo Alto, California
March 20, 1997

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